UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

SPRUCE POWER HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 320 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(866) 903-2399

(Registrant’s telephone number, including area code)

47000 Liberty Drive, Wixom, MI 48393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2023, Christian Fong was appointed as Chief Executive Officer of Spruce Power Holding Corporation (the "Company"). Mr. Fong will continue to serve as the Company's President and a member of the Company's Board of Directors. Eric Tech resigned as Chief Executive Officer of the Company effective February 1, 2023. Mr. Tech will continue to serve as a member of the Company's Board of Directors.

Mr. Fong, age 46, has served as President and a director of the Company since September 2022. From 2017 to September 2022, Mr. Fong served as the Chief Executive Officer of Spruce Power prior to its acquisition by the Company. Previously, Mr. Fong co-founded Renewable Energy Trust Capital (“RET”) in 2010 and served in various executive roles through 2016 with RET. Prior to founding RET, Mr. Fong was a Managing Director and Head of Real Estate Capital Markets at AEGON/Transamerica. Mr. Fong has also previously served as CEO of Corridor Recovery, Inc., as a consultant at McKinsey & Co. Mr. Fong has earned an MBA with High Distinction from Dartmouth College’s Tuck School of Business, a B.S. in Statistics, summa cum laude, from Creighton University and the prestigious CFA and CCIM designations. There are no family relationships among Mr. Fong and any other executive officers or directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: February 2, 2023	By:	/s/ Stacey Constas
	Name:	Stacey Constas
	Title:	General Counsel